UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020 (February 13, 2020)

Owens & Minor, Inc.

(Exact name of Registrant as specified in its charter)

Commission file number 001-09810

Virginia	54-1701843
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9120 Lockwood Boulevard Mechanicsville , Virginia	23116
(Address of principal executive offices)	(Zip Code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement Credit Agreement

Credit Agreement

On February 13, 2020, Owens & Minor, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”), by and among O&M Halyard, Inc., Owens & Minor Distribution, Inc., Owens & Minor Medical, Inc., Barista Acquisition I, LLC and Barista Acquisition II, LLC (the “Borrowers”), the Company and each other domestic subsidiary of the Company party thereto from time to time as guarantors (collectively, the “Guarantors” and, together with the Borrowers, the “Credit Parties”), Bank of America, N.A., as successor administrative agent (the “Administrative Agent”), as administrative agent for the term B facility, and as collateral agent for the Secured Parties (the “Collateral Agent”), the other agents party thereto and a syndicate of financial institutions specified therein.

The Fifth Amendment will amend the Credit Agreement, dated as of July 27, 2017 (as previously amended, the “Credit Agreement”), by and among the Borrowers, the Company, the other Guarantors, the Administrative Agent and the other agents party thereto and the syndicate of financial institutions specified therein.

The amendments to the Credit Agreement pursuant to the Fifth Amendment include:

•	amendments to the leverage and interest coverage financial covenants;

•	amendments to certain negative covenants, including to increase the limit on accounts receivable securitization obligations to $350 million and to permit the use of asset sale proceeds from the previously announced intention to sell the Company’s Movianto business to repay the Company’s 3.875% Senior Notes due 2021;

•	amendments to certain other affirmative and negative covenants in connection with the proposed transactions;

•	payment to the Administrative Agent, for the benefit of each bank executing the Fifth Amendment, an amendment fee equal to the sum of (i) 0.25% of the outstanding Term A Loans (as defined in the Credit Agreement) held by such bank on the effective date of the Fifth Amendment plus (ii) 1.00% of the Revolving Committed Amount (as defined in the Credit Agreement) of such bank on the effective date of the Fifth Amendment plus (iii) 0.15% of the outstanding Term B Loans (as defined in the Credit Agreement) held by such bank on the effective date of the Fifth Amendment;

•	amendments to increase the applicable margin on Revolving Loans, Swingline Loans, Term A-1 Loans, Term A-2 Loans and the Standby Letter of Credit Fee from L+3.50% to L+4.25% with one stepdown based on a leverage calculation; and

•	amendments that limit our ability to borrow $60 million of the Revolving Committed Amount without the consent of all Revolving Lenders (as defined in the Credit Agreement).

The effectiveness of the Fifth Amendment is subject to the prepayment of the Term A Loans in an amount of $150 million from the proceeds of an anticipated securitization transaction and other customary conditions precedent.

The foregoing description of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Fifth Amendment to Credit Agreement, dated as of February 13, 2020, by and among O&M Halyard, Inc., Owens & Minor Distribution, Inc., Owens & Minor Medical, Inc., Barista Acquisition I, LLC and Barista Acquisition II, LLC, Owens & Minor, Inc. and each other domestic subsidiary of the Company party thereto from time to time, Bank of America, N.A., as administrative agent for certain of the credit facilities and as collateral agent and administrative agent for the term B facility, and the other agents party thereto.*

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

Forward-looking Statements

Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, our ability to satisfy the conditions to the effectiveness of the amendments to the Credit Agreement contemplated by the Fifth Amendment, including our ability to prepay the Term A Loans in an amount of $150 million. We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law. Additional information concerning these risks and uncertainties is contained in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020	OWENS & MINOR, INC.

	By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

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